                          CLASS B CONVERTIBLE PREFERRED
                            STOCK PURCHASE AGREEMENT

                                     BETWEEN

                             SOFTQUAD SOFTWARE LTD.
                                  (THE COMPANY)

                                       AND

                               HAMMOCK GROUP LTD.
                                 (THE PURCHASER)



                          DATED AS OF FEBRUARY 28, 2000

                          CLASS B CONVERTIBLE PREFERRED
                            STOCK PURCHASE AGREEMENT


         This Class B Convertible Preferred Stock Purchase Agreement (this "Agreement") is made and entered into as of February 28, 2000 (the "Effective Date"), between SoftQuad Software Ltd. (the "Company"), a Delaware corporation, and Hammock Group Ltd. (the "Purchaser"), a corporation organized under the laws of the British Virgin Islands.

                                   BACKGROUND

         The Company has authorized the issuance, sale, and delivery of 688,889 shares (the "Shares") of the Company's Class B Convertible Preferred Stock, par value $0.001 (the "Class B Preferred") at a price per Share of $2.903226, in currency of the United States of America, for a total purchase price of $2,000,000. Each Share of Class B Preferred is convertible into one share of the Company's common stock, $0.001 par value ("Common Stock"). The Purchaser wishes to purchase the Shares upon the terms and conditions stated in this Agreement. The Purchaser is purchasing the Shares in reliance upon the exemption from the registration requirements of Section 5 of the U.S. Securities Act of 1933, as amended (the "Securities Act"), and the safe harbor afforded by Rule 903 promulgated by the U.S. Securities and Exchange Commission (the "SEC").

         Thomson Kernaghan & Co. Limited (the "Placement Agent") in connection with the sale of the Shares to the Purchaser. In connection with the issuance and sale of the Shares to the Purchaser, the Company has authorized the issuance and delivery of (i) a warrant in the form of Exhibit C attached to this Agreement (the "Purchasers' Warrant"), to the Purchaser, to purchase 277,778 shares of Common Stock at $1.53 per share, and (ii) a warrant in the form of Exhibit D attached to this Agreement (the "Agent's Warrant") to the Placement Agent, to purchase 138,889 shares of Common Stock at $1.53 per share.

                                    AGREEMENT

         For and in consideration of the premises and the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Purchaser hereby agree as follows:

SECTION 1.  CLASS B PREFERRED.

         SECTION 1.1.  ISSUANCE AND SALE OF CLASS B PREFERRED AND WARRANTS

         The Company agrees (i) to issue and sell the Shares to the Purchaser, and the Purchaser agrees to purchase the Shares from the Company, at the Closing, for the Purchase Price of US$2,000,000; (ii) to issue and deliver the Purchasers' Warrant to the Purchaser, and (iii) to issue and deliver the Agent's Warrant to the Placement Agent.

       SECTION 1.2.  CLOSING.

         The closing of the purchase and sale of the Shares (the "Closing") shall take place at the offices of Thomson Kernaghan & Co. Limited, Tenth Floor, 365 Bay Street, Toronto, Ontario M5H 2V2, Canada, at 4:00pm, Toronto time, on Tuesday, February 29, 2000 (the "Closing Date"), or on such other date or such other time or place as the parties may agree.

         SECTION 1.3 DELIVERIES AT CLOSING

         At the Closing the Company shall deliver to Purchaser:

              (a)  this Agreement, executed by the Company;

              (b) a certificate for the Shares, registered in the Purchasers' name, free and clear of any claims, and containing a legend complying with the requirements of SEC Rule 903(b)(3)(iii)(B)(3);

              (c) the Purchasers' Warrant;

              (c) the Registration Rights Agreement (defined in Section 4.9 below), executed by the Company, in substantially the form of Exhibit B hereto;

              (d) the opinion of Sonfield, legal counsel to the Company, in substantially the form of Exhibit A hereto; and

              (e) the certificates described in Sections 6(d) (the "Compliance Certificate") and 6(g) (the "Secretary Certificate") hereof, each executed by the Company.

         At the Closing, the Company shall also deliver the Agent's Warrant to the Placement Agent.

SECTION 2.  PURCHASERS' REPRESENTATIONS AND WARRANTIES

         The Agent represents and warrants with respect to the Purchasers:

         SECTION 2.1.  INVESTMENT PURPOSE

         The Purchaser is acquiring the Shares, for their own account for investment only and not with a view towards, or for resale in connection with, the public sale or distribution thereof, provided however, that by making the representations herein, the Purchaser do not agree to hold any Shares for any minimum or other specific term. The Purchaser acknowledges that the Shares may not be resold in the United States, or to or for the account of a U.S. person as defined by SEC Rule 902(k), except pursuant to an effective registration statement under the Securities Act or after the expiration of the one-year distribution compliance period provided in SEC Rule 903(b)(3)(iii)(A).

         SECTION 2.2.  ACCREDITED PURCHASER STATUS

         The Purchaser is an "accredited investor" as that term is defined in Rule 501(a)(3) of Regulation D of the SEC.

         SECTION 2.3.  RELIANCE ON REGULATION S EXEMPTION

         The Purchaser understands that the Shares are being offered and sold to it in reliance on the exemption from the registration requirements of Section 5 of the Securities Act for offshore transactions as defined in SEC Rule 902(h), and that the Company is relying in part upon the truth and accuracy of, and the Purchaser's compliance with, the representations, warranties, agreements, acknowledgments, and understandings of the Purchasers set forth herein in order to determine the availability of such exemptions and the eligibility of the Purchaser to acquire such Shares. With respect to that exemption, the Agent further represents and warrants to the Company that:

         (a) The Purchaser is not a U.S. Person as defined in SEC Rule 902(k).

         (b) The offer to sell the Shares to the Purchaser was not made in the United States, and was made in Toronto, Ontario.

         (c) The Purchaser's buy orders for the Shares were made outside the United States, and were made in Toronto, Ontario.

         (d) The Purchaser has complied with all of the conditions required of then by SEC Rule 903(b)(3).

         SECTION 2.4.  INFORMATION

         The Purchaser and its advisors, if any, have been furnished with all materials relating to the proposed business, financial condition, and operations of the Company and materials relating to the offer and sale of the Shares, that have been requested by the Purchaser. The Purchaser and its advisors, if any, have been afforded the opportunity to ask questions of the Company. Neither such inquiries nor any other due diligence investigations conducted by the Purchaser or its advisors, if any, or their representatives shall modify, amend, or affect the Purchaser's right to rely on the Company's representations and warranties contained in Section 3 below. The Purchaser understands that its investment in the Shares involves a high degree of risk. The Purchaser has sought such accounting, legal, and tax advice as it has considered necessary to make an informed investment decision with respect to their acquisition of the Shares.

         SECTION 2.5.  NO GOVERNMENTAL REVIEW

         The Purchaser understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Shares, or the fairness or suitability of the investment in the Shares, nor have such authorities passed upon or endorsed the merits of the offering of the Shares.

         SECTION 2.6.  AUTHORIZATION ENFORCEMENT

         This Agreement has been duly and validly authorized, executed, and delivered by the Purchaser and is a valid and binding agreement of the Purchaser enforceable in accordance with its terms, subject as to enforceability to general principles of equity and to applicable bankruptcy, insolvency, reorganization, moratorium, liquidation, and other similar laws relating to, or affecting generally, the enforcement of applicable creditors' rights and remedies.

         SECTION 2.7.  ORGANIZATION

         The Purchaser is a corporation organized under the laws of the British Virgin Islands.

         SECTION 2.8.  NO SCHEME TO EVADE REGISTRATION.

         The acquisition of the Shares is not a transaction (or any element of a series of transactions) that is part of a plan or scheme by the Purchaser to evade the registration provisions of the Securities Act.

SECTION 3. REPRESENTATIONS AND WARRANTIES OF THE COMPANY

         The Company represents and warrants to the Purchaser that:

         SECTION 3.1.  ORGANIZATION AND QUALIFICATION

         The Company is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware, and has the requisite corporate power to own its properties and to carry on its business as now being conducted. The Company is not qualified as a foreign corporation to do business in any other jurisdiction. The Company has no subsidiaries. As soon as is practicable after the Closing of the sale of the Shares to the Purchaser, the Company will complete its acquisition of SoftQuad Software Inc., as the Company's wholly-owned subsidiary, pursuant to and in accordance with the SoftQuad Canada Acquisition Agreement (the "Acquisition Agreement") among the Company, SoftQuad Software Inc. and SoftQuad Acquisition Corp., executed on or about December 9, 1999.

         SECTION 3.2. AUTHORIZATION, ENFORCEMENT, COMPLIANCE WITH OTHER INSTRUMENTS.

         (a) The Company has the requisite corporate power and authority to enter into and perform this Agreement and to issue the Shares;

         (b) the execution and delivery of this Agreement by the Company, and the consummation by it of the transactions contemplated hereby, including without limitation the issuance of the Shares, have been duly authorized by the Company's Board of Directors and no further consent or authorization is required by the Company, its Board of Directors or its stockholders;

         (c) this Agreement has been duly executed and delivered by the Company and the persons signing on behalf of the Company have full power and authority to do so; and

         (d) this Agreement constitutes the valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation, or similar laws relating to, or affecting generally, the enforcement of creditors' rights and remedies.

         SECTION 3.3.  CAPITALIZATION

         Immediately prior to Closing, the authorized capital stock of the Company consisted of 50,000,000 shares, divided into (i) 25,000,000 shares of Common Stock, $0.001 par value, of which 736,702 are issued and outstanding; and
(ii) 25,000,000 shares of Preferred Stock, $0.001 par value, of which (a) 1,473,405 shares have been designated Class A Convertible Preferred Stock, all of which are issued and outstanding, and (b)1722,222 shares have been designated Class B Convertible Preferred Stock, 1,033,333 of which are issued and outstanding.

         SECTION 3.4.  ISSUANCE OF SHARES

         The Shares are duly authorized and, upon issuance in accordance with the terms hereof, shall be validly issued, fully paid, and nonassessable, are free from all taxes, liens, and charges with respect to the issue thereof and are entitled to the rights and preferences set forth in the Shares. The Shares are "restricted securities" as defined by SEC rules, and may be transferred, assigned or resold by the Purchaser only in accordance with the Securities Act and the SEC rules promulgated thereunder.

         SECTION 3.5.  NO CONFLICTS

         The execution, delivery, and performance of this Agreement and the Acquisition Agreement by the Company, and the consummation by the Company of the transactions contemplated hereby and thereby, will not (a) result in a violation of the Certificate of Incorporation, any Certificate of Designation applicable to any Preferred Stock of the Company, or the Bylaws of the Company or (b) conflict with, constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration, or cancellation of, any agreement, indenture, or instrument to which the Company is a party, or result in a violation of any law, rule, regulation, order, judgment, or decree (including federal and state securities laws and regulations) applicable to the Company or by which any property or asset of the Company is bound or affected. The Company is not in violation of any term of, or in default under, its Certificate of Incorporation or Bylaws, or any material contract, agreement, mortgage, indebtedness, indenture, instrument, judgment, decree, or order or any statute, rule, or regulation applicable to the Company. The business of the Company is not being conducted and shall not be conducted in violation of any law, ordinance, or regulation of any governmental entity. Except as specifically contemplated by this Agreement, the Acquisition Agreement and as required under the Securities Act and any applicable state securities laws, the Company is not required to obtain any consent, authorization, or order of, or make any filing or registration with, any court or governmental agency in order for it to execute, deliver, and perform any of its obligations under or contemplated by this Agreement and the Acquisition Agreement in accordance with the terms hereof or thereof. All consents, authorizations, orders, filings, and registrations which the Company is required to obtain pursuant to the preceding sentence have been obtained or effected on or prior to the date hereof. The Company is unaware of any facts or circumstances which might give rise to any of the foregoing.

         SECTION 3.6.  FINANCIAL STATEMENTS

         The Company is newly organized and is just commencing operations. Accordingly, the Company's financial statements consist only of its opening balance sheet, which the Company has delivered to the Purchaser and which is true, accurate and complete in all material respects. The Company has not engaged in any transaction, maintained any bank account, or used any of the funds of the Company that are not reflected in the normally maintained books and records of the Company. No other information provided by or on behalf of the Company to the Purchaser which is not included in the Financial Statements, including, without limitation, information referred to in Section 2.4 of this Agreement, contains any untrue statement of a material fact or omits to state any material fact necessary in order to make the statements therein, in the light of the circumstance under which they are or were made, not misleading.

         SECTION 3.7.  ABSENCE OF CERTAIN CHANGES

         Since the date of the Company's opening balance sheet, there has been no material adverse change and no material adverse development in the business, properties, operations, financial condition, results of operations, or prospects of the Company. The Company has not taken any steps, and does not currently expect to take any steps, to seek protection pursuant to any bankruptcy law nor does the Company have any knowledge or reason to believe that its creditors intend to initiate involuntary bankruptcy proceedings.

         SECTION 3.8.  ABSENCE OF LITIGATION

         There is no action, suit, proceeding, inquiry, or investigation before or by any court, public board, government agency, self-regulatory organization, or body pending or, to the knowledge of the Company, threatened against or affecting the Company or the Class B Preferred, in which an unfavorable decision, ruling or finding would (a) have a material adverse effect on the transactions contemplated hereby, (b) adversely affect the validity or enforceability of, or the authority or ability of the Company to perform its obligations under this Agreement or the Acquisition Agreement, or any of the other documents contemplated herein or therein, or (c) have a material adverse effect on the business, operations, properties, financial condition, or results of operation of the Company.

         SECTION 3.9.  PURCHASE OF SHARES

         The Company acknowledges and agrees that the Agent is acting solely in the capacity of an agent for the account of the Purchasers with respect to this Agreement and the transactions contemplated hereby. The Company further acknowledges that the Agent is not acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to this Agreement or the Acquisition Agreement, or the transactions contemplated herein or therein. The Company further represents to the Purchasers that the Company's decision to enter into this Agreement has been based solely on the independent evaluation by the Company and its representatives.

         SECTION 3.10. NO UNDISCLOSED EVENTS, LIABILITIES, DEVELOPMENTS, OR CIRCUMSTANCES

         No event, liability, development, or circumstance has occurred or exists, or is contemplated to occur, with respect to the Company or its businesses, properties, prospects, operations, or financial condition, which could be material but which has not been publicly announced or disclosed in writing to the Purchaser.

         SECTION 3.11.  NO GENERAL SOLICITATION

         Neither the Company, nor any of its affiliates, nor any person acting on its or their behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D under the Securities
Act) in connection with the offer or sale of the Shares.

         SECTION 3.12.  NO INTEGRATED OFFERING

         Neither the Company, nor any of its affiliates, nor any person acting on its or their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would require registration of the Shares under the Securities Act or cause this offering of the Shares to be integrated with prior offerings by the Company for purposes of the Securities Act or any applicable stockholder approval provisions.

         SECTION 3.13.  INTERNAL ACCOUNTING CONTROLS

         The Company maintains a system of internal accounting controls sufficient to provide reasonable assurance that (a) transactions are executed in accordance with management's general or specific authorizations, (b) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability, (c) access to assets is permitted only in accordance with management's general or specific authorization, and (d) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

         SECTION 3.14.  NO MATERIALLY ADVERSE CONTRACTS, ETC.

         The Company is not subject to any charter, corporate, or other legal restriction, or any judgment, decree, order, rule, or regulation which in the judgment of the Company's officers has, or is expected in the future to have, a material adverse effect on the business, properties, operations, financial condition, results of operations, or prospects of the Company. The Company is not a party to any contract or agreement which in the judgment of the Company's officers has, or is expected to have, a material adverse effect on the business, properties, operations, financial condition, results of operations, or prospects of the Company.

         SECTION 3.15.  TAX STATUS

         The Company has made or filed all federal and state income and all other tax returns, reports, and declarations required by any jurisdiction to which it is subject (unless and only to the extent that the Company has set aside on its books provisions reasonably adequate for the payment of all unpaid and unreported taxes), and has paid all taxes and other governmental assessments and charges that are material in amount, shown or determined to be due on such returns, reports, and declarations, except those being contested in good faith and has set aside on its books provision reasonably adequate for the payment of all taxes for periods subsequent to the periods to which such returns, reports, or declarations apply. There are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and the officers of the Company know of no basis for any such claim.

         SECTION 3.16.  CERTAIN TRANSACTIONS

         Except for arm's length transactions pursuant to which the Company makes payments in the ordinary course of business upon terms no less favorable than the Company could obtain from third parties, none of the officers, directors, or employees of the Company is presently a party to any transaction with the Company (other than for services as employees, officers, and directors), including any contract, agreement, or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, director, or such employee or, to the knowledge of the Company, any corporation, partnership, trust, or other entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee, or partner.

         SECTION 3.17.  FEES AND RIGHTS OF FIRST REFUSAL

         The Company is not obligated to offer the securities offered hereunder on a right of first refusal basis or otherwise to any third parties including, but not limited to, current or former shareholders of the Company, underwriters, brokers, agents, or other third parties. The Company is not obligated to pay any commission or fee in connection with the issuance and sale of the Shares for which the Agent or any Purchaser is or may become liable.

         SECTION 3.18.  REGULATION S EXEMPTION

         The Company understands that the Purchaser is purchasing the Shares in reliance on the exemption from the registration requirements of Section 5 of the Securities Act for offshore transactions as defined in SEC Rule 902(h), and that the Purchaser is relying in part upon the truth and accuracy of, and the Company's compliance with, the representations, warranties, agreements, acknowledgments, and understandings of the Company set forth herein in order to determine the availability of such exemptions and the eligibility of the Company to issue and sell the Shares to the Purchaser without having complied with those registration requirements. With respect to that exemption, the Company further represents and warrants to the Purchaser that:

         (a) The Company has not offered any of the Shares to a U.S. Person (as defined in SEC Rule 902(k)) or to a person in the United States.



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


         (b) The offer and sale of the Shares to the Purchasers are being made in an offshore transaction as defined in SEC Rule 902(h).
         (c) The Company has not engaged in any directed selling efforts, as defined in SEC Rule 902(c), with respect to the Shares.

         (d) The Company has complied with all of the conditions required of it under SEC Rule 902(b)(3).


SECTION 4.  COVENANTS

         SECTION 4.1.  BEST EFFORTS

         Each party shall use its best efforts timely to satisfy each of the conditions to be satisfied by it as provided in Sections 5 and 6 of this Agreement.

         SECTION 4.2.  COMPLIANCE WITH REGULATION S

         Each party shall comply with all of the terms of SEC Rule 903(b)(3) required of it with respect to the Shares.

         SECTION 4.3.  REPORTING STATUS

         The Company has executed a letter of intent (the "Letter of Intent") to merge with American Sports Machine, Inc. ("AMS"). As soon as is practicable, the Company will take all necessary action to cause the Company to merge with AMS so that the survivor (the "Survivor") of the merger (the "Merger") is a "reporting company" under the Securities and Exchange Act of 1934, as amended (the "Exchange Act"), as defined by the rules and regulations of the SEC and the NASD, and shall cause the Survivor to timely file all reports and other information required by it to be filed with the SEC under the Exchange Act in order to remain a reporting company, for so long as the Purchaser is the holder or beneficial owner of any Class B Preferred or Common Stock.

         SECTION 4.4.  USE OF PROCEEDS

         The Company will use the proceeds from the sale of the Shares for general working capital purposes.

         SECTION 4.5  LISTINGS

         The Company shall cause the Survivor to maintain the listing of its Common Stock on the NASDAQ OTC Bulletin Board, and upon the NASDAQ Small Cap Market as soon thereafter as it is eligible therefor. The Company shall promptly provide to the Agent copies of any notices it receives regarding the eligibility of the Common Stock for trading in the over-the-counter market.

     SECTION 4.6.  EXPENSES

         The Company shall pay the Purchaser's expenses, including reasonable attorney's fees, incurred in connection with this Agreement.

     SECTION 4.7.  CORPORATE EXISTENCE

         So long as the sum of the number of shares of (i) Common Stock into which the Shares held by the Purchaser are convertible, and (ii) Common Stock held by the Purchaser exceeds 1% of the outstanding Common Stock, the Company shall not directly or indirectly consummate any merger, reorganization, restructuring, consolidation, sale of all or substantially all of the Company's assets, or any similar transaction or related transactions (each such transaction, a "Sale of the Company") except if the surviving or successor entity in such transaction is a publicly traded corporation whose Common Stock is listed for trading on the New York Stock Exchange, Inc., the American Stock Exchange, or the NASDAQ National Market.

     SECTION 4.8.  TRANSACTIONS WITH AFFILIATES

         So long as the sum of the number of shares of (i) Common Stock into which the Shares held by the Purchaser are convertible, and (ii) Common Stock held by the Purchaser, exceeds 1% of the outstanding Common Stock, the Company shall not, and shall cause each of its subsidiaries not to, enter into, amend, modify, or supplement, or permit any subsidiary to enter into, amend, modify, or supplement any agreement, transaction, commitment, or arrangement with any of its or any subsidiary's officers, directors, persons who were officers or directors at any time during the previous two years, stockholders who beneficially own 5% or more of any class of the Company's capital stock, or affiliates, or with any individual related by blood, marriage, or adoption to any such individual or with any entity in which any such entity or individual owns a 5% or more beneficial interest (each, a "Related Party"), except for (i) transactions contemplated by the Acquisition Agreement, (ii) customary employment arrangements and benefit programs on reasonable terms, (iii) any agreement, transaction, commitment, or arrangement on an arms-length basis on terms no less favorable than terms which would have been obtainable from a person other than such Related Party, (vi) any agreement, transaction, commitment, or arrangement which is approved by a majority of the disinterested directors of the Company, for purposes hereof, any director who is also an officer of the Company or any subsidiary of the Company shall not be disinterested director with respect to any such agreement, transaction, commitment, or arrangement. "Affiliate" for purposes hereof means, with respect to any person or entity, another person or entity that, directly or indirectly,
(1) has a 5% or more equity interest in that person or entity, (2) has 5% or more common ownership with that person or entity, (3) controls that person or entity, or (4) share common control with that person or entity. "Control" or "controls" for purposes hereof means that a person or entity has the power, direct or indirect, to conduct or govern the policies of another person or entity.

         SECTION 4.9. REGISTRATION RIGHTS

         As soon as is practicable after the date of this Agreement, the Company shall file a registration statement (the "Registration Statement") with the SEC to register the issuance and resale of the shares of Common Stock into which the

Shares are convertible, and shall use its best efforts to cause the Registration Statement to become effective, all as provided in the Registration Rights Agreement (the "Registration Rights Agreement") attached as Exhibit B to this Agreement.

SECTION 5.  CONDITIONS TO THE COMPANY'S OBLIGATION TO SELL

         The obligation of the Company hereunder to issue and sell the Shares to the Purchaser at the Closing is subject to the satisfaction, at or before the Closing Date, of each of the following conditions, provided that these conditions are for the Company's sole benefit and may be waived by the Company at any time in its sole discretion:

         (a) The Purchaser shall have executed this Agreement and delivered the same to the Company.

         (b) The Purchaser shall have delivered the Purchase Price for the Shares to the Company.

         (c) The representations and warranties of the Purchaser shall be true and correct in all material respects as of the date when made and as of the Closing Date as though made at that time, and the Purchaser shall have performed, satisfied, and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied, or complied with by the Purchaser at or prior to the Closing Date.

SECTION 6.  CONDITIONS TO THE PURCHASERS' OBLIGATION TO PURCHASE

         The obligation of the Purchaser hereunder to purchase the Shares at the Closing is subject to the satisfaction, at or before the Closing Date, of each of the following conditions, provided that these conditions are for the Purchaser's sole benefit and may be waived by the Purchaser at any time in its sole discretion:

         (a)  The Company shall have executed this Agreement.

         (b)  The Company shall have executed the Registration Rights Agreement.

         (c) The Acquisition Agreement and the Letter of Intent shall be in full force and effect..

         (d) The representations and warranties of the Company shall be true and correct in all material respects (except to the extent that any of such representations and warranties is already qualified as to materiality in Section 3 above, in which case, such representations and warranties shall be true and correct without further qualification) as of the date when made and as of the Closing Date as though made at that time (except for representations and warranties that speak as of a specific date) and the Company shall have performed, satisfied, and complied in all material respects with the covenants, agreements, and conditions required by this Agreement to be performed, satisfied, or complied with by the Company at or prior to the Closing Date. The Purchaser shall have received a certificate, executed by the Chief Executive Officer of the Company, dated as of the Closing Date, to the foregoing effect and as to such other matters as may be reasonably requested by The Purchaser including, without limitation an update as of the Closing Date regarding the representation contained in Section 3.3 above.

         (e) The Agent shall have received the opinion of the Company's counsel dated as of the Closing Date, in form, scope, and substance reasonably satisfactory to the Purchaser and in substantially the form of Exhibit A attached hereto.

         (f) The Board of Directors of the Company shall have authorized and adopted the resolutions in substantially the form attached to the Secretary Certificate delivered herewith.

         (g) The Agent shall have received a certificate of the Secretary of the Company dated the Closing Date and certifying: (i) that attached thereto is a true and complete copy of the Certificate of Incorporation as then in effect, together with the Certificate of Designation for the Company's Class B Convertible Preferred Stock, certified or bearing evidence of filing by the Secretary of State of the State of Delaware, and (ii) a certificate of the Delaware Secretary of State, dated as of a recent date as to the due incorporation and good standing of the Company, the payment of all franchise taxes by the Company, and listing all documents of the Company on file with the Secretary of State; (iii) that attached thereto is a true and complete copy of the Bylaws of the Company as in effect on the date of such certification; (iv) that attached thereto is a true and complete copy of all resolutions adopted by the Board of Directors of the Company authorizing the execution, delivery, and performance of this Agreement and the issuance, sale, and delivery of the Shares, and that all such resolutions are in full force and effect and are all the resolutions adopted in connection with the foregoing agreements and the transactions contemplated thereby; (v) that the Certificate of Incorporation has not been amended since the date of the last amendment referred to in the certificate delivered pursuant to clause (i) above; and (vi) to the incumbency and specimen signature of each officer of the Company executing this Agreement and any certificate or instrument furnished pursuant hereto and thereto, and a certification by another officer of the Company as to the incumbency and signature of the officer signing the certificate.

SECTION 7.  INDEMNIFICATION

         In consideration of the Agent's execution and delivery of this Agreement and acquiring the Shares hereunder and in addition to all of the Company's other obligations under this Agreement, the Company shall defend, protect, indemnify, and hold harmless the Agent and each Purchaser, and all of its officers, directors, employees, and agents (including, without limitation, those retained in connection with the transactions contemplated by this Agreement) (collectively, the "Indemnitees") from and against any and all actions, causes of action, suits, claims, losses, costs, penalties, fees, liabilities, and damages, and expenses in connection therewith (irrespective of whether any such Indemnitee is a party to the action for which indemnification hereunder is sought), and including reasonable attorneys' fees and disbursements (the "Indemnified Liabilities"), incurred by the Indemnitees or any of them as a result of, or arising out of, or relating to (a) any misrepresentation or breach of any representation or warranty made by the Company in this Agreement of the Acquisition Agreement, or any other certificate, instrument, or document contemplated hereby or thereby, (b) any breach of any covenant, agreement, or obligation of the Company contained in this Agreement or the Acquisition Agreement, or (c) any cause of action, suit, or claim brought or made against such Indemnitee and arising out of or resulting from the execution, delivery, performance, or enforcement of this Agreement or the Acquisition Agreement, or any other instrument, document, or agreement executed pursuant hereto by any of the Indemnities, any transaction financed or to be financed in whole or in part, directly or indirectly, with the proceeds of the issuance of the Shares, or the status of the Agent or any Purchaser or holder of the Shares, as a stockholder in the Company. To the extent that the foregoing undertaking by the Company may be unenforceable for any reason, the Company shall make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable law.

SECTION 8.  GENERAL PROVISIONS

         SECTION 8.1.  GOVERNING LAW

         This Agreement shall be governed by and interpreted in accordance with the laws of the State of Delaware; provided, however, (i) that if any provision of this Agreement is unenforceable under the laws of the State of Delaware, but is enforceable under the laws of the Province of Ontario, Canada, then such provision shall be governed by and interpreted in accordance with the laws of the Province of Ontario; and (ii) that the exemption from the registration requirements of the Securities Act for the sale shall be governed by SEC Rule
903. The parties agree that the courts of the Province of Ontario, Canada, shall have exclusive jurisdiction and venue for the adjudication of any civil action between them arising out of relating to this Agreement, and hereby irrevocably consent to such jurisdiction and venue.

         SECTION 8.2.  COUNTERPARTS

         This Agreement may be executed in two or more identical counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party. In the event any signature page is delivered by facsimile transmission, the party using such means of delivery shall cause four (4) additional original executed signature pages to be physically delivered to the other party within five (5) days of the execution and delivery hereof.

         SECTION 8.3.  HEADINGS

         The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement.

         SECTION 8.4.  SEVERABILITY

         If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement in that jurisdiction or the validity or enforceability of any provision of this Agreement in any other jurisdiction.

         SECTION 8.5.  ENTIRE AGREEMENT, AMENDMENTS

         This Agreement supersedes all other prior oral or written agreements between the Purchaser, the Company, their affiliates and persons acting on their behalf with respect to the issuance and sale of the Shares, and this Agreement and the instruments referenced herein contain the entire understanding of the parties with respect to the matters covered herein and therein and, except as specifically set forth herein or therein, neither the Company, nor the Agent, nor any Purchaser makes any representation, warranty, covenant, or undertaking with respect to such matters. No provision of this Agreement may be waived or amended other than by an instrument in writing signed by the party to be charged with enforcement.

         SECTION 8.6.  NOTICES

         Any notices, consents, waivers, or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered (a) upon receipt, when delivered personally, (b) upon receipt, when sent by facsimile, provided a copy is mailed by U.S. certified mail, return receipt requested, (c) three (3) days after being sent by certified mail, return receipt requested, or (d) one (1) day after deposit with a nationally recognized overnight delivery service, in each case properly addressed to the party to receive the same. The addresses and facsimile numbers for such communications shall be:

         if to the Company:                            with a copy (which shall
                                          not constitute notice) to:
SoftQuad Software Ltd.
c/o Chell.com                             Sonfield & Sonfield
1215 - 13th Street S.E., Suite 114        770 Post Oak Lane
Calgary, Alberta T2G 3J4, Canada          Houston, Texas 77056
Attention: Cameron Chell, President       Attention: Robert L. Sonfield, Jr.
Telephone:  (403) 303-2345                Telephone:  (713) 877-8333
Facsimile:   (403) 303-2376               Facsimile:  (713) 877-1547

         if to the Purchaser:                        with a copy (which shall
Hammock Group Ltd.                        not constitute notice) to:
c/o Voyageur Financial Services           Wolff Leia Huckell
129 Front Street, Penthouse               Barristers & Solicitors
Hamilton, Bermuda                         500 Scotia 1, Scotia Place
Attention:    Paul Lemmons, Administrator 10060 Jasper Avenue
Facsimile No. (___) ___-____              Edmonton, Alberta T5J 3R8, Canada
                                          Attention: Gregory J. Leia
                                          Telephone:  (780) 421-0222
                                          Facsimile: (780) 429-0503



Each party shall provide five (5) day's prior written notice to the other party of any change in address or facsimile number.

         SECTION 8.7.  SUCCESSORS AND ASSIGNS

         This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns. The Company shall not assign this Agreement or any rights or obligations hereunder without the prior written consent of the Purchaser. The Agent and the Purchasers may assign their respective rights hereunder without the consent of the Company, provided however, that any such assignment shall not release the Purchasers from their obligations hereunder unless such obligations are assumed by such assignee and the Company has consented to such assignment and assumption.

         SECTION 8.8.  NO THIRD PARTY BENEFICIARIES

         This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other person.

         SECTION 8.9.  SURVIVAL

         Unless this Agreement is terminated under Section 8.12, the representations and warranties of the Company and the Agent contained in Sections 2 and 3, the agreements and covenants set forth in Sections 4 and 5, and the indemnification provisions set forth in Section 7, shall survive the Closing. The Purchaser shall be responsible only for its own representations, warranties, agreements, and covenants hereunder.

         SECTION 8.10.  PUBLICITY

         The Company and the Agent shall have the right to approve, before issuance, any press releases or any other public statements with respect to the transactions contemplated hereby; provided however, that the Company shall be entitled, without the prior approval of the Agent, to make any press release or other public disclosure with respect to such transactions as is required by applicable law and regulations (although the Agent shall be consulted by the Company in connection with any such press release or other public disclosure prior to its release and shall be provided with a copy thereof).

         SECTION 8.11.  FURTHER ASSURANCES

         Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments, and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

         SECTION 8.12.  TERMINATION

         In the event that the Closing shall not have occurred with respect to the Agent on or before five (5) business days from the date hereof due to the Company's or Agent's failure to satisfy the conditions set forth in Sections 5 and 6 above (and the non-breaching party's failure to waive such unsatisfied condition(s)), the non-breaching party shall have the option to terminate this Agreement with respect to such breaching party at the close of business on such date without liability of any party to any other party; provided however, that if this Agreement is terminated pursuant to this Section 8.12, the Company shall remain obligated to reimburse the Purchaser for the expenses described in
Section 4.6 above.

         SECTION 8.13.  NO STRICT CONSTRUCTION

         The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

         SECTION 8.14. CURRENCY. All dollar amounts expressed in this Agreement are currency of the United States of America.



         IN WITNESS WHEREOF, the Company and the Agent have caused this Class B Convertible Preferred Stock Purchase Agreement to be duly executed as of the date first written above.


SOFTQUAD SOFTWARE LTD.                      HAMMOCK GROUP LTD.


By _________________________________        By: Voyageur Financial Services
     Cameron Chell, President
                                            By: _______________________________
By _________________________________              Paul Lemmon, Administrator
     David Bolink, Secretary

EXHIBIT A
                         OPINION OF SONFIELD & SONFIELD
                                    EXHIBIT B
                          REGISTRATION RIGHTS AGREEMENT

                                    EXHIBIT C
                               PURCHASERS' WARRANT

                                    EXHIBIT D
                                 AGENT'S WARRANT